Exhibit 99.1

Avalara Announces Second Quarter 2018 Financial Results

Total Revenue of $63.7 Million

Approximately 8,080 Core Customers as of June 30, 2018

SEATTLE – August 9, 2018 – Avalara, Inc. (NYSE:  AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its second quarter ended June 30, 2018.

“In our first quarter as a public company, we delivered an excellent performance in pursuit of a long-term growth opportunity.  In the quarter, we crossed the quarter billion dollar annual revenue run rate and continued to extend our market leadership position,” said Scott McFarlane, Avalara co-founder and chief executive officer. “The momentum in our business has continued to strengthen, and we believe we are well positioned to be a long-term leader in a multi-billion dollar market opportunity. Companies of all sizes are increasingly looking for modern, cloud-based transaction tax compliance automation solutions as they digitize their businesses and embrace powerful industry trends such as e-commerce and globalization. We believe Avalara is a clear choice based on our industry-leading platform and content, pre-built integrations, and partner channel.”

Second Quarter 2018 Financial Results

•

Revenue: Total revenue was $63.7 million, up 25% from $50.9 million in the second quarter of 2017. Subscription and returns revenue was $59.7 million, up 24% from $48.3 million in the same period last year. Professional services and other revenue was $4.0 million, up 56% from $2.6 million in the same period last year.

•

Gross Profit: GAAP gross profit was $45.1 million, representing a 71% gross margin, compared to a GAAP gross profit of $36.5 million and a 72% gross margin in the second quarter of 2017. Non-GAAP gross profit was $46.3 million, representing a 73% non-GAAP gross margin, compared to a non-GAAP gross profit of $37.7 million and a 74% non-GAAP gross margin in the second quarter of 2017.

•

Operating Loss: GAAP operating loss was $17.3 million, compared to a GAAP operating loss of $14.4 million in the second quarter of 2017. Non-GAAP operating loss was $12.3 million, compared to a non-GAAP operating loss of $10.3 million in the second quarter of 2017.

•

Net Loss: GAAP net loss was $17.8 million, compared to a GAAP net loss of $15.4 million in the second quarter of 2017. Non-GAAP net loss was $12.8 million, compared to a non-GAAP net loss of $11.3 million in the second quarter of 2017.

•

Net Loss per Share: GAAP net loss per share was $1.24 based on 14.4 million weighted-average shares outstanding, compared to a GAAP net loss per share of $2.81 based on 5.5 million weighted-average shares outstanding in the second quarter of 2017. Non-GAAP net loss per share was $0.19 based on 66.0 million non-GAAP shares outstanding, compared to a non-GAAP net loss per share of $0.20 based on 56.4 million non-GAAP shares outstanding in the second quarter of 2017.

•

Deferred Revenue: Total deferred revenue was $109.3 million at June 30, 2018, up from $103.9 million at March 31, 2018.  The current portion of deferred revenue was $100.7 million at June 30, 2018, up from $95.5 million at March 31, 2018.

•

Cash: Net cash provided by operating activities was $2.1 million, compared to $0.4 million provided in the second quarter of 2017. Free cash flow was negative $2.4 million, compared to negative $4.7 million in the second quarter of 2017. Our cash and cash equivalents totaled $173.1 million at June 30, 2018.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Operating Highlights

•

Key Metrics: We ended the second quarter of 2018 with approximately 8,080 core customers, up from approximately 7,760 core customers at the end of the previous quarter. Net revenue retention rate was 108% in the second quarter of 2018 and has averaged 107% over the last four quarters.

•	New Partnerships: During the quarter, we signed 34 new partnerships.

•

Named EVP Engineering and CTO: Tech industry veteran Danny Fields joined as EVP Engineering and Chief Technology Officer. His responsibilities include shaping and leading the delivery and execution of our technology vision, and overseeing the global engineering teams. Fields brings 28 years of engineering and executive management experience.

•

Acquisition: We acquired intellectual property assets from Tradestream Technologies, a Canadian company developing global trade compliance solutions for merchants, marketplaces, platforms, and freight forwarders, third party logistic providers, and customs brokers.

•

Completed Initial Public Offering: We completed our Initial Public Offering (IPO) on the New York Stock Exchange on June 19, 2018. After the underwriters’ exercise of the option to purchase additional shares, we sold a total of 8,625,000 shares of common stock to the public at a price of $24.00 per share for a total of $192.5 million in net proceeds.  In connection with the IPO, all outstanding convertible preferred stock converted into 50,888,014 shares of common stock.

Financial Outlook

For the third quarter of 2018, the Company currently expects:

•	Total revenue between $66.0 and $66.5 million.
•	Non-GAAP operating loss between $10.0 and $11.0 million.

For the full year 2018, the Company currently expects:

•	Total revenue between $260.0 and $261.0 million.
•	Non-GAAP operating loss between $41.5 and $43.5 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, August 9, 2018, to discuss its financial results and business highlights. The conference call can be accessed by dialing (866) 393-4306 from the United States and Canada or (734) 385-2616 internationally with conference ID 7087827. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available for one week following the call and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 7087827.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, excise, communications, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in the U.K., Belgium, Brazil, and India. More information at avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the third quarter and full year 2018. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “'will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our prospectus dated June 14, 2018, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 15, 2018, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP shares outstanding, and free cash flow, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

•

We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before the stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

•

We calculate non-GAAP gross profit as GAAP gross profit before the stock-based compensation expense and amortization of acquired intangibles that is included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense included in cost of revenue as a percentage of revenue and amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

•

We calculate non-GAAP operating loss as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net loss as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•

We calculate non-GAAP shares outstanding as GAAP weighted-average shares outstanding during the period adjusted as if (1) the conversion of preferred stock into common stock had occurred at the beginning of each respective period presented and (2) the issuance of 8,625,000 shares of common stock in our IPO had occurred as of January 1, 2018.

•	We calculate non-GAAP net loss per share as non-GAAP net loss divided by non-GAAP shares outstanding.
•	We define free cash flow as net cash used in operating activities less cash used for the purchases of property and equipment.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as comparing our financial results to those of other companies.  We believe that non-GAAP per share measures provide investors and other users of our financial information consistency with our past financial performance.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.  We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

Core Customers

We also use key business metrics, such as core customers and net revenue retention rate.  We believe core customers is a key indicator of our market penetration, growth, and potential future revenue.  We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

•

a unique account identifier in our billing system (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the last twelve months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions. As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We also have a substantial number of customers of various sizes who do not meet the revenue threshold to be considered a core customer. These customers provide us with market share and awareness, and we anticipate that some may grow into core customers. We believe there is strategic value to addressing the small business and self-serve segment of the marketplace.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Currently, our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy billing systems primarily related to past acquisitions.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended June 30,
	2018	2017
Revenue:
Subscription and returns	$59,675	$48,309
Professional services and other	4,034	2,582
Total revenue	63,709	50,891
Cost of revenue:
Subscription and returns	15,837	12,109
Professional services and other	2,795	2,258
Total cost of revenue (1)	18,632	14,367
Gross profit	45,077	36,524
Operating expenses:
Research and development (1)	12,428	10,291
Sales and marketing (1)	40,604	33,191
General and administrative (1)	9,341	7,484
Total operating expenses	62,373	50,966
Operating loss	(17,296)	(14,442)
Other (income) expense:
Interest income	(269)	(15)
Interest expense	1,067	654
Other (income) expense, net	(442)	509
Total other (income) expense, net	356	1,148
Loss before income taxes:	(17,652)	(15,590)
Provision for (benefit from) income taxes	114	(141)
Net loss	$(17,766)	$(15,449)

Net loss per share attributable to common shareholders, basic and diluted	$(1.24)	$(2.81)
Weighted average shares of common stock outstanding, basic and diluted	14,383	5,494

	For the Three Months Ended June 30,
(1) The stock-based compensation expense included above was as follows:	2018	2017
Cost of revenue	$377	$237
Research and development	784	548
Sales and marketing	1,040	933
General and administrative	1,363	1,074
Total stock-based compensation	$3,564	$2,792

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$887	$912
Research and development	-	-
Sales and marketing	507	455
General and administrative	7	29
Total amortization of acquired intangibles	$1,401	$1,396

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Six Months Ended June 30,
	2018	2017
Revenue:
Subscription and returns	$117,545	$94,157
Professional services and other	7,541	5,699
Total revenue	125,086	99,856
Cost of revenue:
Subscription and returns	30,654	23,353
Professional services and other	5,487	4,577
Total cost of revenue (1)	36,141	27,930
Gross profit	88,945	71,926
Operating expenses:
Research and development (1)	25,047	19,973
Sales and marketing (1)	77,911	63,491
General and administrative (1)	18,552	18,097
Total operating expenses	121,510	101,561
Operating loss	(32,565)	(29,635)
Other (income) expense:
Interest income	(305)	(25)
Interest expense	1,961	1,182
Other (income) expense, net	(472)	945
Total other (income) expense, net	1,184	2,102
Loss before income taxes:	(33,749)	(31,737)
Provision for (benefit from) income taxes	(734)	(290)
Net loss	$(33,015)	$(31,447)

Net loss per share attributable to common shareholders, basic and diluted	$(3.21)	$(5.78)
Weighted average shares of common stock outstanding, basic and diluted	10,299	5,442

	For the Six Months Ended June 30,
(1) The stock-based compensation expense included above was as follows:	2018	2017
Cost of revenue	$673	$463
Research and development	1,365	1,039
Sales and marketing	2,085	1,770
General and administrative	2,951	2,542
Total stock-based compensation	$7,074	$5,814

The amortization of acquired intangibles included above was as follows:

Cost of revenue	$1,785	$1,827
Research and development	-	-
Sales and marketing	1,009	935
General and administrative	17	67
Total amortization of acquired intangibles	$2,811	$2,829

AVALARA, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$173,108	$14,075
Trade accounts receivable—net of allowance for doubtful accounts	28,681	26,596
Prepaid expenses and other current assets	6,375	7,016
Total current assets before customer fund assets	208,164	47,687
Funds held and receivable from customers—net of allowance for doubtful accounts	18,067	13,395
Total current assets	226,231	61,082
Property and equipment—net	32,437	25,394
Other assets:
Goodwill	70,692	72,482
Intangible assets—net	22,559	19,074
Other noncurrent assets	796	780
Total other assets	94,047	92,336
Total assets	$352,715	$178,812

Liabilities and shareholders' equity (deficit)
Current liabilities:
Accrued expenses and trade payables	36,351	38,164
Deferred revenue	100,664	83,778
Credit facility and notes payable	4,375	859
Total current liabilities before customer funds obligations	141,390	122,801
Customer funds obligations	18,502	14,061
Total current liabilities	159,892	136,862
Noncurrent liabilities:
Deferred revenue	8,680	8,453
Deferred tax liability	887	1,854
Credit facility	25,218	38,840
Deferred rent	15,848	14,689
Other noncurrent liabilities	36	785
Total liabilities	210,561	201,483
Convertible preferred stock	-	370,921
Shareholders' equity (deficit):
Common stock	7	1
Additional paid-in capital	589,321	18,121
Accumulated other comprehensive income (loss)	(2,107)	338
Accumulated deficit	(445,067)	(412,052)
Total shareholders’ equity (deficit)	142,154	(393,592)
Total liabilities and shareholders' equity (deficit)	$352,715	$178,812

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(17,766)	$(15,449)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,002	2,608
Stock-based compensation	3,564	2,792
Deferred tax expense	51	(200)
Amortization of deferred rent	(38)	(371)
Non-cash change in earnout liability	(391)	467
Non-cash bad debt (recovery) expense	(152)	(306)
Other	61	(28)
Changes in operating assets and liabilities:
Trade accounts receivable	4,406	1,759
Prepaid expenses and other current assets	1,763	486
Other long-term assets	(126)	193
Trade payables	(512)	436
Accrued expenses and other current liabilities	2,771	(202)
Deferred rent (lease incentives)	-	4,126
Deferred revenue	5,466	4,092
Net cash provided by operating activities	2,099	403
Cash flows from investing activities:
Net (increase) decrease in customer fund assets	13,942	(2,683)
Cash paid for acquired intangible assets	(4,881)	-
Purchase of property and equipment	(4,544)	(5,078)
Net cash (used in) provided by investing activities	4,517	(7,761)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	192,510	-
Payments on credit facility	(33,000)	-
Proceeds from credit facility	5,000	3,000
Payments on capital leases	-	(2)
Repurchase of shares	(987)	-
Repayment of note payable	(234)	-
Payment of deferred financing costs	(622)	-
Taxes paid related to net share settlement of stock-based awards	(201)	(215)
Net increase (decrease) in customer fund obligations	(13,942)	2,683
Proceeds from exercise of stock options and common stock warrants	5,254	361
Net cash provided by financing activities	153,778	5,827
Foreign currency effect on cash and cash equivalents	92	(42)
Net change in cash and cash equivalents	160,486	(1,573)
Cash and cash equivalents—Beginning of year	12,622	13,876
Cash and cash equivalents—End of year	$173,108	$12,303

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(33,015)	$(31,447)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,992	5,266
Stock-based compensation	7,074	5,814
Deferred tax expense	(967)	(403)
Amortization of deferred rent	263	(445)
Non-cash change in earnout liability	(462)	835
Non-cash bad debt (recovery) expense	(85)	103
Other	241	166
Changes in operating assets and liabilities:
Trade accounts receivable	(2,022)	1,559
Prepaid expenses and other current assets	(144)	(230)
Other long-term assets	(16)	425
Trade payables	(2,248)	(1,062)
Accrued expenses and other current liabilities	(3,000)	(652)
Deferred rent (lease incentives)	-	4,126
Deferred revenue	17,113	9,066
Net cash used in operating activities	(11,276)	(6,879)
Cash flows from investing activities:
Net (increase) decrease in customer fund assets	(4,585)	710
Cash paid for acquired intangible assets	(4,881)	-
Purchase of property and equipment	(8,169)	(6,115)
Net cash used in investing activities	(17,635)	(5,405)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	192,510	-
Payments on credit facility	(33,000)	-
Proceeds from credit facility	23,000	5,000
Payments on capital leases	-	(14)
Repurchase of shares	(1,806)	-
Repayment of note payable	(234)	-
Payment of deferred financing costs	(622)	-
Taxes paid related to net share settlement of stock-based awards	(2,217)	(254)
Net increase (decrease) in customer fund obligations	4,585	(710)
Payment related to business combination earnouts	-	(83)
Proceeds from exercise of stock options and common stock warrants	5,580	514
Net cash provided by financing activities	187,796	4,453
Foreign currency effect on cash and cash equivalents	148	(96)
Net change in cash and cash equivalents	159,033	(7,927)
Cash and cash equivalents—Beginning of year	14,075	20,230
Cash and cash equivalents—End of year	$173,108	$12,303

Non-GAAP Financial Measures

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures:

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Non-GAAP cost of revenue	$17,368	$13,218	$33,683	$25,640
Non-GAAP gross profit	46,341	37,673	91,403	74,216
Non-GAAP gross margin	73%	74%	73%	74%
Non-GAAP research and development expense	$11,644	$9,743	$23,682	$18,934
Non-GAAP sales and marketing expense	39,057	31,803	74,817	60,786
Non-GAAP general and administrative expense	7,971	6,381	15,584	15,488
Non-GAAP operating loss	(12,331)	(10,254)	(22,680)	(20,992)
Non-GAAP net loss	(12,801)	(11,261)	(23,130)	(22,804)
Non-GAAP net loss per share	(0.19)	(0.20)	(0.35)	(0.40)
Free cash flow	$(2,445)	$(4,675)	$(19,445)	$(12,994)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$18,632	$14,367	$36,141	$27,930
Stock-based compensation expense	(377)	(237)	(673)	(463)
Amortization of acquired intangibles	(887)	(912)	(1,785)	(1,827)
Non-GAAP Cost of Revenue	$17,368	$13,218	$33,683	$25,640

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$45,077	$36,524	$88,945	$71,926
Stock-based compensation expense	377	237	673	463
Amortization of acquired intangibles	887	912	1,785	1,827
Non-GAAP Gross Profit	$46,341	$37,673	$91,403	$74,216

Reconciliation of Non-GAAP Gross Margin:
Gross margin	71%	72%	71%	72%
Stock-based compensation expense as a percentage of revenue	1%	0%	1%	0%
Amortization of acquired intangibles as a percentage of revenue	1%	2%	1%	2%
Non-GAAP Gross Margin	73%	74%	73%	74%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$12,428	$10,291	$25,047	$19,973
Stock-based compensation expense	(784)	(548)	(1,365)	(1,039)
Amortization of acquired intangibles	-	-	-	-
Non-GAAP Research and Development Expense	$11,644	$9,743	$23,682	$18,934

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$40,604	$33,191	$77,911	$63,491
Stock-based compensation expense	(1,040)	(933)	(2,085)	(1,770)
Amortization of acquired intangibles	(507)	(455)	(1,009)	(935)
Non-GAAP Sales and Marketing Expense	$39,057	$31,803	$74,817	$60,786

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$9,341	$7,484	$18,552	$18,097
Stock-based compensation expense	(1,363)	(1,074)	(2,951)	(2,542)
Amortization of acquired intangibles	(7)	(29)	(17)	(67)
Non-GAAP General and Administrative Expense	$7,971	$6,381	$15,584	$15,488

(continued)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of Non-GAAP Operating Loss:
Operating loss	$(17,296)	$(14,442)	$(32,565)	$(29,635)
Stock-based compensation expense	3,564	2,792	7,074	5,814
Amortization of acquired intangibles	1,401	1,396	2,811	2,829
Non-GAAP Operating Loss	$(12,331)	$(10,254)	$(22,680)	$(20,992)

Reconciliation of Non-GAAP Net Loss:
Net loss	$(17,766)	$(15,449)	$(33,015)	$(31,447)
Stock-based compensation expense	3,564	2,792	7,074	5,814
Amortization of acquired intangibles	1,401	1,396	2,811	2,829
Non-GAAP Net Loss	$(12,801)	$(11,261)	$(23,130)	$(22,804)

Reconciliation of Non-GAAP Net Loss Per Share:
Net loss per share	$(1.24)	$(2.81)	$(3.21)	$(5.78)
Stock-based compensation expense per share	0.25	0.51	0.69	1.07
Amortization of acquired intangibles per share	0.10	0.25	0.27	0.52
Non-GAAP unweighted adjustment to common and preferred shares issued (1) per share	0.70	1.85	1.90	3.79
Non-GAAP Net Loss Per Share	$(0.19)	$(0.20)	$(0.35)	$(0.40)

Computation of Non-GAAP Shares Outstanding:
Weighted average shares of common stock outstanding used in computing net loss per share	14,383	5,494	10,299	5,442
Non-GAAP adjustment to common and preferred shares issued (1)	51,665	50,893	55,568	50,893
Non-GAAP Shares Outstanding Used in Computing Non-GAAP Net Loss Per Share	66,048	56,387	65,867	56,335

Free Cash Flow:
Net cash (used in) provided by operating activities	$2,099	$403	$(11,276)	$(6,879)
Purchases of property and equipment	(4,544)	(5,078)	(8,169)	(6,115)
Free Cash Flow	$(2,445)	$(4,675)	$(19,445)	$(12,994)
(1)

The Company’s IPO closed on June 19, 2018 and 8,625,000 shares of common stock were issued.  In connection with the IPO, the Company’s outstanding convertible preferred stock converted into 50,888,014 shares of common stock.  See description of adjustment in “Use of Non-GAAP Financial Measures” section.

(concluded)

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018
Number of core customers (as of end of period)	6,650	6,970	7,250	7,490	7,760	8,080
Net revenue retention rate	109%	106%	107%	105%	109%	108%

Investor Contact

Kevin Faulkner

ICR, LLC

investor@avalara.com

206-641-2425

Media Contact

Jesse Hamlin

Avalara

media@avalara.com

518-281-0631